Second Amendment Agreement

Between:

1)a)         Interface Europe B.V., established in Scherpenzeel, the Netherlands,
   b)         Interface Scherpenzeel B.V., established in Scherpenzeel, the Netherlands,
Interface Flooring B.V., established in Scherpenzeel, the Netherlands,
Interface Belgium B.V., established in Scherpenzeel, the Netherlands,
Interface International B.V., established in Scherpenzeel, the Netherlands,
Interface Eastern Europe B.V., established in Scherpenzeel, the Netherlands,
Interface Foreign Investments B.V., established in Scherpenzeel, the Netherlands,
Interface Nederland B.V., established in Scherpenzeel, the Netherlands,
Heuga Home Flooring B.V., established in Scherpenzeel, the Netherlands, individually or together hereinafter referred to as the ‘Borrower’;

2)	The Royal Bank of Scotland N.V., having its registered office in Amsterdam, the Netherlands, hereinafter referred to as 'RBS'.

Recitals:

A)
The parties hereto are parties to a credit agreement dated 24 April 2009 (the credit facility agreement as amended being hereinafter referred to as the 'Original Agreement'), pursuant to which RBS has agreed to make available to the Borrower a credit facility in the aggregate amount of originally EUR 32,000,000.

B)	The parties have agreed that the Original Agreement shall be amended in accordance with the provisions of this agreement ('Agreement').

It is hereby agreed as follows:

1.	Definitions and interpretation

Unless stated herein to the contrary, words and expressions as defined in the Original Agreement shall bear the same meanings as in this Agreement.

2.	Amendments

Subject to clause 3 below, the Original Agreement shall be amended as follows:

the following new clauses shall be inserted after clause 5 in the Agreement:

‘6.  Accession
Other parties may accede to the Original Agreement as may be amended from time to time (‘Credit Agreement’) and accept its terms if the Borrower sub 1 a) confirms that, at the time of accession to this Credit Agreement, those parties belong to the same group. The Borrower and the parties that have acceded to the Credit Agreement pursuant to this clause irrevocably and unconditionally authorise the Borrower sub 1) a) to sign on its or their behalf an agreement of accession in the form of schedule 1. If signed by all parties the agreement of accession will be attached to the Credit Agreement and will form an integral part of it. The definition of ‘Borrower’, shall include the Borrower sub 1) a) and all the parties that have acceded to and remain parties to the Credit Agreement.

7.  Credit agreements
The Borrower sub 1) b) and the parties that have acceded to the Credit Agreement pursuant to the above mentioned clause (Accession) irrevocably and unconditionally authorise the Borrower sub 1) a) on its or their behalf to amend this Credit Agreement and sign all related documents including security documents.’

Clause 6, clause 7 and clause 8 shall in connection herewith be renumbered in respectively clause 8, clause 9 and clause 10.

3.	Other

a)	Save as amended by this Agreement, the Original Agreement shall remain in full force and effect.

b)	This Agreement and the Original Agreement shall be read together and construed as one instrument.

4.	Governing law and jurisdiction

a)	This Agreement shall be governed by the laws of the Netherlands.

b)
Any disputes arising out of or in connection with this Agreement shall in first instance, for the sole benefit of RBS, be brought before the relevant court of the Netherlands. This submission shall not limit the right of RBS to take proceedings in any court which may otherwise exercise jurisdiction over the Borrower or any of its assets.

Agreed and signed in Amsterdam on 13 December 2010.

Interface Europe B.V.	The Royal Bank of Scotland N.V.
Name and title: J. Hasselman, Director Date: 17-12-2010
/s/ J. Hasselman	/s/ authorized signatory

Interface Scherpenzeel B.V.	Interface Nederland B.V.

Name and title: J. Hasselman, Director	Name and title: J. Hasselman, Director
Date: 17-12-2010	Date: 17-12-2010

/s/ J. Hasselman	/s/ J. Hasselman

Interface Flooring B.V.	Interface Belgium B.V.

Name and title: J. Hasselman, Director	Name and title: J. Hasselman, Director
Date: 17-12-2010	Date: 17-12-2010

/s/ J. Hasselman	/s/ J. Hasselman

Interface International B.V.	Interface Eastern Europe B.V.

Name and title: J. Hasselman, Director	Name and title: J. Hasselman, Director
Date: 17-12-2010	Date: 17-12-2010

/s/ J. Hasselman	/s/ J. Hasselman

Interface Foreign Investments B.V.	Heuga Home Flooring B.V.
Name and title: J. Hasselman, Director	Name and title: J. Hasselman, Director
Date: 17-12-2010	Date: 17-12-2010

/s/ J. Hasselman	/s/ J. Hasselman

Schedule 1

Accession Agreement

The undersigned:

1)           Interface Europe B.V., established in Scherpenzeel, the Netherlands, hereinafter referred to as the 'Debtor';

2)	[XXX], established in [XXX], [XXX],
hereinafter referred to as the ‘Acceding Party’;

3)	The Royal Bank of Scotland N.V., having its registered office in Amsterdam, the Netherlands, hereinafter referred to as 'RBS'.

Whereas:

-
the Debtor, various members of its group, and RBS have entered into a credit agreement dated 20 July 2007 as amended from time to time (the ‘Credit Agreement’ ) and the Acceding Party is aware of and agrees to the provisions of the Credit Agreement as may be amended from time to time;

-	the Debtor has confirmed the Acceding Party is a member of its group; and

-	the Acceding Party wishes to accede to the Credit Agreement and the Debtor and RBS consent to its accession.

Hereby agree as follows:

1.	The Acceding Party accedes to the Credit Agreement. References in the Credit Agreement to the Debtor will be deemed to include the Acceding Party from the date of this accession agreement.

2.
The Acceding Party confirms it has taken notice of and accepts the provisions of the Credit Agreement. The Acceding Party irrevocably authorises the Debtor to take on its behalf any action under the Credit Agreement.

3.
The Acceding Party confirms it has received a copy of the General Banking Conditions as filed by the Netherlands Bankers' Association at the Registrar's office of the District Court of Amsterdam under number 61/2009 on 27 July 2009.

4.	In view of clause 6 (Accession) of the Credit Agreement the Debtor accepts the accession of the Acceding Party.

Place:
Date:

Interface Europe B.V.	The Royal Bank of Scotland N.V.
(for itself as well as on behalf of the other parties to the Agreement as authorised by them in the Agreement)
Name and title: Date: ________________________
Acceding Party Name and title: Date: ________________________